EXHIBIT 99.1

Hampton Roads Bankshares Announces New Chief Financial Officer

NORFOLK, Va., Jan. 21, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust announced that Neal A. Petrovich is expected to join the Company on February 17th as Executive Vice President and Chief Financial Officer.

Petrovich has been employed as Chief Financial Officer of American National Bankshares Inc., the holding company for American National Bank and Trust Company since 2004. From 1988 to 2002, he was Chief Financial Officer at Bank of Tidewater, which was acquired by SouthTrust Bank. From 2002 to 2004, he served as a financial officer and administrative officer with SouthTrust where he was responsible for finance, administration and merger integration. Petrovich began his financial career in public accounting with Ernst & Young in 1984, where he left as a senior accountant in 1988. He is a certified public accountant and magna cum laude graduate of James Madison University. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia, the ABA Graduate School of Bank Investments and Financial Management, and the ABA National Commercial Lending School.

Jack W. Gibson, Vice Chairman and Chief Executive Officer for Hampton Roads Bankshares, commented, "Neal has an impeccable reputation in the banking industry and we couldn't be more delighted that he has decided to 'come back home' and join our executive team. He has an enormous amount of experience and a deep understanding of our business. We believe that his expertise will help guide us through this new ever-changing banking era while helping maintain our legacy of financial excellence and fiscal responsibility for our shareholders."

Petrovich has an extensive background in the banking field including treasury and financial management, investor relations, mergers and acquisitions, accounting and financial reporting, strategic planning, compliance and risk management, corporate governance, internal audit, credit administration, human resources and operations. He is active in the banking industry at the national and state level. He currently instructs financial management and accounting courses at the Virginia Bankers School of Bank Management at the University of Virginia and serves on the following committees: the American Bankers Association's SEC and Corporate Governance Committee, the American Bankers Association's Accounting Committee, and the FASB Small Business Advisory Committee He previously served on the board of directors of the VBA Benefits Corporation and as a member of the Virginia Bankers Association CFO Committee, of which he is the founding chairman.

When Mr. Petrovich joins the Company, Lorelle Fritsch, the Company's current chief financial officer, will remain an executive officer and become the Company's Chief Accounting Officer, working closely with Mr. Petrovich. She will also continue in her role as Chief Financial Officer of Bank of Hampton Roads. Gibson commented, "Lorelle is one of the best accounting professionals that I have ever worked with and she was invaluable in closing both the Shore Bank and Gateway Bank acquisitions last year. She and Neal complement each other well and we believe that, together, they will provide the kind of financial depth and talent we need as we move forward in 2009."

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President,
           Investor Relations Officer
          (757) 217-1000